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                                                                    EXHIBIT 99.3

                            FORM OF CONSENT FORM FOR
                       AMERICA FIRST PREP FUND 2 PENSION
                           SERIES LIMITED PARTNERSHIP
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CONSENT FORM                                                        CONSENT FORM
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          AMERICA FIRST PREP FUND 2 PENSION SERIES LIMITED PARTNERSHIP

THIS CONSENT is solicited by the General Partner of Pension Fund in connection with an action by written consent to be taken on or about March 31, 1998 to approve the proposed merger (the "Merger") of AF Merger, L.P., a Delaware limited partnership subsidiary of America First Mortgage Investments, Inc. (the "Company"), with and into Pension Fund, which will survive and become a subsidiary of the Company, in accordance with the terms of the Agreement and Plan of Merger, dated as of July 19, 1997 (the "Merger Agreement"), and as more
fully described in the Consent Solicitation Statement/Prospectus, dated       ,
1998, accompanying this Consent Form. The consummation of the Merger and such related transactions will result in, among other things, the exchange of the Units in Pension Fund for Common Stock of the Company, except for those Unitholders in Pension Fund returning a valid Retention Option Form. YOUR VOTE WILL BE RECORDED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW. IF NO INSTRUCTIONS ARE INDICATED ON THIS CONSENT FORM, BY YOUR SIGNATURE BELOW YOU WILL BE DEEMED TO HAVE CONSENTED TO THE MERGER AND RELATED ACTIONS AS SET FORTH HEREIN AND IN THE CONSENT SOLICITATION STATEMENT/PROSPECTUS WITH RESPECT TO ALL UNITS IN PENSION FUND HELD BY YOU. ABSTAINING OR FAILING TO SIGN AND RETURN THE CONSENT FORM WILL HAVE THE EFFECT OF VOTING AGAINST THE MERGER AND RELATED ACTIONS, SO THE GENERAL PARTNER URGES YOU TO COMPLETE AND RETURN THIS FORM AS DESCRIBED BELOW. Capitalized terms used but not defined herein have the meanings described in the Consent Solicitation Statement/Prospectus. For additional information regarding this consent see the Consent Solicitation Statement/Prospectus under the heading "THE CONSENT SOLICITATION."

THE GENERAL PARTNER AND THE SPECIAL COMMITTEE RECOMMEND VOTING FOR THE MERGER.

1. This consent is to (i) approve the Merger in accordance with the terms of the Merger Agreement; (ii) approve the entering into and execution of the Merger Agreement by the General Partner on behalf of Pension Fund; and (iii) to authorize the taking of any action by the General Partner necessary or advisable in the opinion of such General Partner to consummate the Merger, including all transactions set forth in the Consent Solicitation Statement/Prospectus. You may vote on the actions described above by marking one of the following boxes:

    / /  FOR               / /  AGAINST               / /  ABSTAIN

2. Upon consummation of the Merger, the Company intends to institute a Dividend Reinvestment Plan whereby stockholders may automatically reinvest cash distributions from the Company in additional shares of Common Stock, as more fully described in the Consent Solicitation Statement/Prospectus under the heading "DIVIDEND REINVESTMENT PLAN." Please indicate below the percentage (from 0% to 100%) of your future cash distributions from the Company which
   you wish to have reinvested in       shares of Common Stock pursuant to the
   Dividend Reinvestment Plan. If the Merger is approved and you do not indicate a percentage or do not return this consent form, none of your future cash distributions will at this time be reinvested in shares of Common Stock.
                                     ______%
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The undersigned acknowledges receipt of the Consent Solicitation
Statement/Prospectus pertaining to the Merger and affirms that he/she has read such Consent Solicitation Statement/Prospectus in its entirety. Please sign this Consent Form in the space provided below. Execution by Unitholders who are not individuals must be made by an authorized signatory.
                                           Dated: ________________________, 1998
                                           _____________________________________

                                           Name of Unitholder
                                           _____________________________________

                                           Signature
                                           Title:
                                           _____________________________________

                                           Signature if held jointly

                                           PLEASE SIGN EXACTLY AS YOUR NAME
                                           APPEARS. WHEN UNITS ARE HELD BY JOINT
                                           TENANTS, BOTH SHOULD SIGN. WHEN
                                           SIGNING AS ATTORNEY, EXECUTOR,
                                           ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                           PLEASE GIVE FULL TITLE AS SUCH. IF A
                                           CORPORATION, PLEASE SIGN IN FULL
                                           CORPORATION NAME, BY PRESIDENT OR
                                           OTHER AUTHORIZED OFFICER. IF A
                                           PARTNERSHIP, PLEASE SIGN A
                                           PARTNERSHIP NAME BY AUTHORIZED
                                           PERSON.

TO BE VALID THIS CONSENT FORM MUST BE RECEIVED BY MARCH 31, 1998. Please complete, sign, date and return this consent form using the enclosed postage-prepaid envelope or deliver to: Kissel-Blake Inc., 110 Water Street, New
York, New York 10005, Attention:             . Facsimile copies of this consent
form, properly completed and duly executed, will be accepted at             . If
you have any questions, please call             .